Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Files No. 333-10840; 333-12814; 333-13186; 333-91650; 333-122128; 333-137644; 333-139688; 333-148774; 333-198519) pertaining to Optibase Ltd. of our report, dated March 31, 2016, with respect to the consolidated financial statements of Optibase Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2015.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 31, 2016	A Member of Ernst & Young Global